Exhibit 10.1

ASSIGNMENT OF LEASE AND ASSUMPTION AGREEMENT

This ASSIGNMENT OF LEASE AND ASSUMPTION AGREEMENT (“Assignment”) is made and entered into as of the 29th day of May, 2008, by and between NITROMED, INC., a Delaware corporation, having an office at 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421 (“Assignor”) and CUBIST PHARMACEUTICALS, INC., a Delaware corporation, having an office at 65 Hayden Avenue, Lexington, Massachusetts 02421 (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the tenant under that certain lease dated February 23, 2007 (the “Lease”), by and between Assignor and The Realty Associates Fund VI, L.P., a Delaware limited partnership (the “Landlord”).

WHEREAS, a copy of the Lease pertaining to the premises described therein (the “Premises”) is attached hereto and made a part hereof as Exhibit A.

WHEREAS, capitalized terms that are used herein without definition shall have the respective meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the sum of ten dollars ($10.00) and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.             Assignor hereby assigns to Assignee the estate of Assignor as tenant created by the Lease, together with: (a) all of Assignor’s right, title and interest in, to and under the Lease attached hereto as Exhibit A and the Premises demised thereby, which Premises are more particularly described in the Lease; (b) any and all rights to extend or renew the Lease; and (c) any and all other rights and options granted to Assignor as the Tenant thereunder, to have and to hold the same unto Assignee, its successors and assigns, from and after the “Effective Date” (as that term is defined in Section 10 of this Assignment).

2.             Assignee hereby accepts the assignment of the Lease from Assignor and hereby assumes the obligation to observe and perform all of the terms, covenants and conditions thereof to be observed or performed by Assignor thereunder from and after the Effective Date.

3.             Assignor shall remain liable for and will hold Assignee harmless and indemnify Assignee against any and all claims and/or liabilities arising from or in connection with the Lease prior to the Effective Date hereof. Assignee shall be liable for and will hold Assignor harmless and indemnify Assignor against any and all claims and/or liabilities arising from or in connection with the Lease from and after the Effective Date hereof.

4.             Assignor represents and warrants that:

(a)           The Lease is in full force and effect and is enforceable in accordance with its terms.  There exists no default or condition which, with the giving of notice, the passage of time or both, could become a default by Assignor or, to Assignor’s knowledge, by Landlord under the Lease.

(b)           Other than Assignor, there are no parties in possession or parties having any current or future right to occupy the Premises during the term of the Lease.

(c)           The copy of the Lease attached hereto as Exhibit A is a true and correct copy of the Lease, and there have been no modifications or amendments to the Lease.

5.             In connection with the assignment of the Lease from Assignor to Assignee, the following terms and conditions shall apply:

(a)           Notwithstanding this Assignment, Assignor shall have the right to occupy approximately 4,000 square feet of office space (the “Subleased Office Space”) in accordance with the terms and provisions of that certain Sublease of even date herewith between Assignee, as Sublandlord, and Assignor as Subtenant (the “Sublease”).

(b)           On or before June 1, 2008, Assignor shall deliver possession of the Premises to Assignee with all of Assignor’s personal property in place.  Assignor, in its capacity as Subtenant, shall be responsible for removing its items of personal property located within the Subleased Office Space and the larger Premises at Assignee’s request in accordance with the Sublease.

(c)           Assignor shall pay for all utilities and other services used at the Premises prior to the Effective Date hereof.  Except as otherwise set forth in the Sublease, all utilities and other services from and after the Effective Date hereof shall be at the sole costs and expense of Assignee.

(d)           The parties hereby acknowledge and agree that the Security Deposit held by the Landlord under the Lease shall be returned by Landlord to Assignor in accordance with the terms of that certain Consent to Assignment of Lease dated as of even date herewith (the “Consent”).  Assignee further acknowledges and agrees that Assignee, in accordance with the terms of the Consent, shall be solely responsible for providing Landlord with a substitute Security Deposit or any other collateral or security that may be required by Landlord under the Lease.

(e)           For purposes of Section 1.22 and Section 41 of the Lease, the Assignee’s address shall be as follows:

Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421
Attn:  Chief Financial Officer

6.             All times set forth herein shall be of the essence.

7.             Assignor and Assignee each represent and warrant one to the other that neither of them has employed any broker in connection with the negotiations of the terms of this

Assignment or the execution hereof.  Assignor and Assignee hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty.

8.             This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.             Assignor and Assignee each represent and warrant to the other that they have all requisite authority to enter into this Assignment and to be bound by all terms and provisions set forth herein.  This Assignment is made pursuant to, and shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.           The Effective Date of this Agreement shall be the date of delivery to Assignor and Assignee of the Landlord’s Consent to this Assignment.

11.           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Signatures received by facsimile or email shall be deemed original signatures.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the day and year first above written.

ASSIGNOR

WITNESS:	NITROMED, INC., a Delaware corporation

/s/ Matthew A. Ebert	By	/s/ Kenneth M. Bate
	Name:	Kenneth M. Bate
	Title:	President and Chief Executive Officer
thereunto duly authorized

ASSIGNEE

WITNESS:	CUBIST PHARMACEUTICALS, INC., a Delaware corporation

/s/ Sharon Noble	By	/s/ Tamara L. Joseph
	Name:	Tamara L. Joseph
	Title:	SVP, General Counsel & Secretary
thereunto duly authorized

Exhibit A

Lease

Please see Exhibit 10.31 to NitroMed, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 8, 2007, for a copy of the Lease.

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